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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Registration Statement on Form S-11 of our reports dated January 29, 1999, on our audits of the combined financial statements of the Berg Properties (Predecessor) as of June 30, 1998 and December 31, 1997, and for the six months ended June 30, 1998 and each of the two years in the period ended December 31, 1997, which appear in such Registration Statement. We also consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-4 on Form S-3 (File No. 333-52835-99) and Form S-3 (File No. 333-41203) of our reports dated January 29, 1999, on our audits of the combined financial statements of the Berg Properties (Predecessor) as of June 30, 1998 and December 31, 1997, and for the six months ended June 30, 1998 and each of the two years in the period ended December 31, 1997, which appear in such Registration Statements. We also consent to the reference to us under the heading "Experts" in such Registration Statements.



/s/ PRICEWATERHOUSECOOPERS LLP
San Francisco, California
June 28, 1999